UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2014

B/E AEROSPACE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18348	06-1209796
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)

1400 Corporate Center Way, Wellington, Florida		33414-2105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (561) 791-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2014, B/E Aerospace, Inc. (the “Company”) amended Werner Lieberherr’s employment agreement in connection with his appointment as Co-Chief Executive Officer of the Company, as previously announced on October 25, 2013. Pursuant to the amendment to Mr. Lieberherr’s employment agreement (the “Amendment”), effective as of January 1, 2014, Mr. Lieberherr’s base salary increased from $681,408 per annum to $940,000 per annum. In addition, pursuant to the Amendment, the Company will make a tax deferred monthly contribution to the B/E Aerospace, Inc. 2010 Deferred Compensation Plan on behalf of Mr. Lieberherr, equal to 7.5% of the monthly amount of his base salary in effect as of the date of contribution. The remaining terms of Mr. Lieberherr’s employment agreement, the material terms of which have been previously disclosed in the Company’s Form 10-Q, filed with the Securities and Exchange Commission on July 29, 2013, remain unchanged.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B/E AEROSPACE, INC.

	By:	/s/Thomas P. McCaffrey
		Name:	Thomas P. McCaffrey
		Title:	Senior Vice President
and Chief Financial Officer

Date: January 3, 2014